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                                                                       EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP





                                August 26, 1996




ADVANCED LOGIC RESEARCH, INC.
9401 Jeronimo Road
Irvine, California 92718-1908


         RE: ADVANCED LOGIC RESEARCH, INC. (THE "CORPORATION") -- REGISTRATION STATEMENT FOR OFFERING OF 120,000 SHARES OF COMMON STOCK


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 120,000 shares of the Corporation's Common Stock authorized for issuance under the Directors' Non-Qualified Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Corporation's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       -----------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP